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                                                                    EXHIBIT 10.4
                                 LONDON SWITCH

                             DATED 11 NOVEMBER 1999

                        WORLDPORT COMMUNICATIONS INC.(1)

                      WORLDPORT COMMUNICATIONS LIMITED(2)

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                                   AGREEMENT
                          FOR THE SALE AND PURCHASE OF
                           NORTEL 250 DMS GSP SWITCH

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DATE 11 November 1999

PARTIES

     (1) WORLDPORT COMMUNICATIONS INC. incorporated in the State of Delaware whose principal executive offices are at 1825 Barrett Lakes Boulevarde, Suite 1000 Kennesaw, Georgia 30144, United States of America ("VENDOR"); and

     (2) WORLDPORT COMMUNICATIONS LIMITED with company number 03200002 whose registered office is at 1st Floor, Bouverie House, 154 Fleet Street, London EC4A 2DQ ("PURCHASER")

INTRODUCTION

     (A) The Vendor has agreed to dispose of its interest in the Nortel 250 DMS GSP switch together with the benefit of certain contracts to the Purchaser on the terms of this agreement.

     (B) Simultaneously with the disposal of the Nortel 250 DMS GSP switch together with the benefit of certain contracts, the Vendor has agreed to sell to Energis plc, which will following the Completion Date, will be the Purchaser's ultimate holding company, the Vendor's holding of shares in the Purchaser and the Vendor's holding of shares in WorldPort Communications Europe Holding BV.

OPERATIVE PROVISIONS

     1 INTERPRETATION

     1.1 In this Agreement (including the Introduction and the Schedules), except where a different interpretation is necessary in the context, the following words and expressions shall have the following meanings:

"ASSETS"                     the Contracts and the Switches;

"COMPLETION"                 completion of this Agreement pursuant to the terms
                             of clause 4;

"COMPLETION DATE"            the date five business days after the satisfaction
                             of the conditions set out in clause 2 or such other date as may be agreed between the parties;

"CONSIDERATION"              the consideration payable in accordance with clause
                             4;

"CONTRACTS"                  the agreements referred to in Schedule 1 to this
                             Agreement;

"ENCUMBRANCES"               any option, right to acquire, mortgage, charge,
                             pledge, liens or agreement for payment on deferred terms, retention of title, judgment or other security, encumbrance or equity whatsoever

"ENERGIS PLC"                Energis plc whose registered office is at
                             Carmelite, 50 Victoria Embankment, London, EC4Y
                             OPE:

"INTELLECTUAL PROPERTY
RIGHTS" patents, trade marks, service marks, trade names, domain names, registered designs, designs, semiconductor topography rights, database rights, copyrights and other forms of intellectual or industrial property (in each case in any part of the world, whether or not registered or registrable), know-how, inventions, formulae, confidential or secret processes and information, rights in computer software, and any other protected rights and assets, and any licenses and permissions in connection with the foregoing

"UK SWITCH"                  the Nortel 250 DMS GSP Switch with 448 ports and
                             approximate capacity of 100 million minutes per month located at London, Telehouse, further details of which are set out in Schedule 2 to this Agreement

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"VENDOR'S SOLICITORS"        Rakisons, Clements House, 14/18 Gresham Street,
                             London EC2V 7JE

"WCEH" WorldPort Communications Europe Holding B.V. having its statutory seat in Rotterdam The Hague

"WCL"                        WorldPort Communications Limited

"WCEH SHARE AGREEMENT"       the agreement in the agreed form of even date made
                             between WorldPort, the Vendor and Energis plc whereby WorldPort agrees to sell 85% of the issued share capital of WCEH

"WCL SHARE AGREEMENT"        the agreement in the agreed form of even date made
                             between the Vendor and Energis plc hereby the Vendor agrees to sell the entire issued share capital of WCL

"WORLDPORT"                  WorldPort International Inc, incorporated in the
                             State of Delaware whose principal executive offices are 1825 Barrett Lakes Boulevard, Suite 1000
                             Kennesaw, Georgia 30144, United State of America

"YEAR 2000 COMPLIANT"        neither the performance nor the functionality of
                             assets when in normal use will be materially impaired by the advent of the Year 2000 and in particular:

                             (a) Year 2000 Compliant shall mean that no value
                                 for current date will cause any interruption or error in the option of the assets;

                             (b) all manipulations of time-related data by the
                                 assets will produce the desired results for all valid date values prior to, through and beyond the Year 2000;

                             (c) date elements in these products (including
                                 interfaces and data storage) will permit specifying the century to eliminate date ambiguity without human intervention including leap year calculations; and

                             (d) where any data element is represented without a
                                 century, the correct century shall be
                                 unambiguous for all manipulations involving that element

     1.2 References to the parties or clauses or Schedules are references to the parties and clauses of or Schedules to this Agreement.

     1.3 Headings to clauses are for information only and shall not form part of the operative provisions of this Agreement.

     2 CONDITIONS PRECEDENT

     2.1 This agreement shall be subject to the fulfilment at or prior to the Completion Date of each of the following conditions (unless waived by each of the parties):

          (a) this agreement and the other transactions contemplated shall have been approved and adopted by the requisite vote of the shareholders of the Vendor; and

          (b) the completion of the WCEH Share Agreement with the Purchaser.

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     2.2 The obligations of the Purchaser to complete the transactions contemplated is subject to the fulfilment of all of the following conditions on or prior to the Completion Date:

          (a) each and every warranty made by the Vendor shall have been true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as at the Completion Date except to the extent that such warranties are not true and correct in all material respects as a result of;

             (i) an event or occurrence outside the control of the Vendor occurring during the period from the execution of this Agreement until the Completion Date;

             (ii) any act or omission of the Purchaser during the period from the execution of this Agreement until the Completion Date;

             (iii) any action taken by the Vendor in the ordinary cause of business during the period from the execution of this Agreement until the Completion Date.

          (b) the Vendor shall have executed or procured on terms reasonably satisfactory to the Purchaser an agreement in writing granting to the Purchaser access to the UK Switch.

     3 SALE AND PURCHASE OF THE ASSETS

     3.1 The Vendor shall sell with full title guarantee and the Purchaser shall purchase all rights, title and interest of the Vendor in and to the Assets subject only to the terms and the obligations under the Contracts and otherwise free and clear of Encumbrances.

     3.2 Risk in UK Switch shall pass to the Purchaser with effect from the close of business on the Completion Date.

     4 CONSIDERATION PAYABLE BY THE PURCHASER

     4.1 The total purchase consideration payable by the Purchaser to acquire the Assets shall be the amount provided for in the WCL Share Agreement.

     4.2 All sums payable by the Purchaser in respect of the Consideration shall be paid in cash at Completion.

     5 COMPLETION

     5.1 Completion of the sale and purchase of the Assets shall take place on the Completion Date at the offices of the Vendor's Solicitors or at such other place as may be mutually agreed.

     5.2 Upon and after Completion the Vendor shall (subject to the terms of this Agreement) do and execute all other necessary acts, deeds, documents and things within its power effectively to vest the Assets in the Purchaser and, pending the doing and executing of such acts, deeds, documents and things the Vendor shall hold the legal estate in such Assets in trust for the Purchaser.

     6 THE CONTRACTS

     6.1 With effect from the Completion Date the Purchaser shall be entitled to all the benefits of the Vendor under, and will perform all the obligations and liabilities arising under the Contracts.

     6.2 The Vendor and the Purchaser shall prior to Completion each negotiate in good faith with the counterparty to each of the Contracts for the novation of the Contracts for nil consideration and on terms whereby the Purchaser undertakes to perform each Contract and to be bound by all the terms thereof as if the Purchaser was as from the Completion Date party thereto in lieu of the Vendor and whereby each Contractor releases and discharges the Vendor from all claims and demands whatsoever in respect thereof arising after the Completion Date and whereby the Contractors accept the liability of the Purchaser in lieu of the liability of the Vendor in every way as if the Purchaser was named therein as party thereto in place of the Vendor as from the Completion Date.

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     6.3 If a counterparty does not agree to enter into a novation agreement in respect of a Contract, the Vendor and the Purchaser shall, prior to Completion, each enter into such documentation as shall be required to assign the benefit (subject to the burden) of those of the Contracts for which a deed of novation is not entered into, by virtue of which the Purchaser undertakes to perform such Contracts and to be bound by all the terms thereof with effect from the Completion Date.

     6.4 In any case where the consent of a counterparty is required to the assignment from the Vendor to the Purchaser of any Contract, and such consent has not been duly obtained, the assignment of that Contract shall be conditional upon such consent and pending the grant of such consent, the Vendor shall hold its rights under the relevant Contract on trust for the Purchaser.

     6.5 Whether or not any novation agreement is entered into, the Vendor shall indemnify the Purchaser on a full indemnity basis from and against all costs, claims, proceedings and demands (whether in contract or in tort or otherwise arising in respect of any period before the Completion Date in connection with the Assets.

     6.6 Subject to clause 6.4, whether or not any novation agreement is entered into, the Purchaser shall indemnify the Vendor on a full indemnify basis from and against all costs, claims, proceedings and demands (whether in contract or in tort or otherwise) arising in respect of any period after the Completion Date in connection with the Assets.

     7 WARRANTIES

     7.1 The Vendor warrants to the Purchaser as follows:

          (a)(i) that the Purchaser shall acquire the Assets free from all Encumbrances, subject only to the Contracts;

             (ii) that the UK Switch as of the Completion Date complies with all material statutory requirements and regulations relating to its operation;

             (iii) so far as the Vendor is aware use of the UK Switch by or on behalf of the Purchaser will not infringe the Intellectual Property Rights of any third party;

             (iv) so far as the Vendor is aware the UK Switch is Year 2000 Compliant; and

             (v) the Contracts are true, complete and accurate in all material respects and are in full force and effect and that no written notice of termination for breach has been received by the Vendor;

          (b) that discussions have taken place with Forsythe McArthur Associates, Inc ("FMA") and Comdisco, pursuant to which FMA and Comdisco have indicated to the Vendor that they will consider the sale and/or lease of the UK Switch to interested parties and the novation of the relevant Contracts under mutually agreeable terms and conditions.

     8 ANNOUNCEMENTS

     8.1 No announcement of any kind shall be made in respect of the subject matter of this Agreement except as specifically agreed between the Vendor and the Purchaser or as required by law.

     8.2 Notwithstanding clause 8.1, the Vendor and the Purchaser shall procure as soon as practicable after Completion that appropriate notices are given to each Contractor of the assignment or proposed novation of each relevant Contract by the Vendor to the Purchaser.

     9 GENERAL PROVISIONS

     9.1 Either party may at its absolute discretion in whole or in part release, compound or compromise, or grant time or indulgence to the other party for any liability under this Agreement without affecting its rights against the other party under the same or any other liability.

     9.2 No party shall, prior to Completion, divulge to any third party (other than their respective professional advisers) the fact that this Agreement has been entered into or any information regarding its

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terms or any matters contemplated by this transaction or make any announcement relating to it without the prior written consent of the other party.

     9.3 The express or implied waiver by any party of any of its rights under this Agreement shall constitute neither a continuing waiver of the right waived nor a waiver of any other right under this Agreement.

     9.4 Nothing in this Agreement shall constitute or be deemed to constitute a partnership between the parties.

     9.5 This Agreement is personal to the parties and shall not be capable of assignment without the prior written consent of the other party (such consent not to be unreasonably withheld).

     9.6 If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

     9.7 Any notices must be in writing and may be given to either party at its registered office or to such other address as may have been notified to the other parties and will be effectively served:

          (a) on the day of receipt where any hand-delivered letter, telex or telefax message is received on a business day before or during normal working hours;

          (b) on the following business day, where any hand-delivered letter, telex or telefax message is received either on a business day after normal working hours or on any other day; or

          (c) on the second business day following the day of posting from within the United Kingdom of any letter sent by post office inland first class mail postage prepaid.

     9.8 This Agreement is governed by and is to be construed in accordance with English law.

     IN WITNESS WHEREOF this Agreement has been executed as a Deed the day and year first above written

                                          ATTESTATIONS

                                          SIGNED for and on behalf of
                                          WORLDPORT COMMUNICATIONS INC


                                          /s/ Carl Grivner
                                          --------------------------------------
                                          Carl Grivner

                                          SIGNED for and on behalf of
                                          WORLDPORT COMMUNICATIONS LIMITED


                                          /s/ Carl Grivner
                                          --------------------------------------
                                          Carl Grivner

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